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                                 EXHIBIT 21.1


                          Subsidiaries of the Company





Name                                                         Jurisdiction of Incorporation
----                                                         ------------------------------
GearHead Entertainment, Inc. .............................   Pennsylvania
Mission Studios, Inc. ....................................   Illinois
Alternative Reality Technologies, Inc. ...................   Florida
Take-Two Interactive Software Europe Limited .............   United Kingdom
Goldweb Services (1) .....................................   United Kingdom
Take-Two Interactive France F.A. (2) .....................   France
Take-Two Interactive GMBH (2) ............................   Germany
Inventory Management Systems, Inc. .......................   Delaware
Jack of All Games, Inc. (3) ..............................   New York
DirectSoft Australia Pty. Limited ........................   New South Wales, Australia
Talonsoft, Inc. ..........................................   Delaware
L.D.A. Distribution Limited ..............................   United Kingdom
Joytech Europe Limited (4) ...............................   United Kingdom
Falcon Ventures Corporation (d/b/a DVDWave.com) ..........   California

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(1) Subsidiary of Take-Two Interactive Software Europe Limited
(2) Subsidiary of Goldweb Services
(3) Subsidiary of Inventory Management Systems, Inc.
(4) Subsidiary of L.D.A. Distribution Limited